UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

REPUBLIC FIRST BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

George E. Norcross, III

Gregory B. Braca

Philip A. Norcross

Avery Conner Capital Trust

Susan D. Hudson, in her capacity as a Trustee

Geoffrey B. Hudson, in his capacity as a Trustee

Rose M. Guida, in her capacity as a Trustee

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On March 7, 2022, George E. Norcross, III, Gregory B. Braca, Philip A. Norcross, Avery Conner Capital Trust, a trust organized under the laws of the State of Florida (the “Avery Conner Capital Trust”), Susan D. Hudson, in her capacity as a Trustee of the Avery Conner Capital Trust, Geoffrey B. Hudson, in his capacity as a Trustee of the Avery Conner Capital Trust and Rose M. Guida, in her capacity as a Trustee of the Avery Conner Capital Trust, issued the following press release:

Norcross Braca Group Requests Republic First Provide Supplemental Information Regarding Related-Party Transactions

CAMDEN, NJ: Today, the group led by George E. Norcross, III and Greg Braca sent a letter to Republic First Bancorp, Inc. (FRBK) (“Republic First”) requesting details about potential related-party transactions between Mr. Vernon W. Hill, II, and his wife, Shirley Hill, Mr. John P. Silvestri, and two (2) members of its Board of Directors and their respective affiliates, associates, business partners and relatives. In their letter, the Norcross Braca group asked for specific information regarding Republic First Board members Vernon W. Hill, II, Theodore J. Flocco, Jr. and Brian P. Tierney.

The new letter from the Norcross Braca group is a follow-up to the request it made on February 16, 2022 to inspect the books and records of Republic First. In its March 2, 2022 response, the company failed to provide a satisfactory commitment to providing information regarding related-party transactions as required under Pennsylvania law. Last week, half of the Republic First Board issued a public letter raising concerns about actions being taken by Messrs. Hill, Flocco and Tierney, as well as a fourth board member, Mr. Barry Spevak, that the other board members “believe would be harmful to the Company and a number of constituent groups.”

Please see the attached letter from the Norcross Braca group to Republic First and visit www.sec.gov [sec.gov] to obtain a copy of the Schedule 13D filed by the group, as amended from time to time.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Group (as defined below) intends to file a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of votes from the shareholders of Republic First Bancorp, Inc. (the “Issuer”) for the election of directors at the Issuer’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”).

GEORGE E. NORCROSS, III, GREGORY B. BRACA, PHILIP A. NORCROSS, AVERY CONNER CAPITAL TRUST AND SUSAN D. HUDSON, GEOFFREY B. HUDSON, ROSE M. GUIDA AND PHILIP A. NORCROSS, EACH IN THEIR CAPACITIES AS CO-TRUSTEES THEREOF (COLLECTIVELY, THE “GROUP”), MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES WITH RESPECT TO THE 2022 ANNUAL MEETING. A DESCRIPTION OF THE PARTICIPANTS’ INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE SCHEDULE 13D, JOINTLY FILED BY THE GROUP ON JANUARY 31, 2022, AS AMENDED FROM TIME TO TIME. SHAREHOLDERS OF THE ISSUER ARE STRONGLY ADVISED TO READ THE GROUP’S PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.